UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 25, 2012

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)
(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Background

On January 25, 2012, the Compensation Committee of the Board of Directors of DIRECTV adopted the DIRECTV Executive Severance Plan, or the Plan. The primary purposes of the Plan are to replace severance and non-compete arrangements previously included in employment agreements with certain executive officers of DIRECTV or its subsidiaries or affiliates, which are collectively referred to as the Company, and to clarify the arrangements which would apply for such executives in the event of a Change in Control, as defined in the Plan. In this connection, beginning in 2004 at the time the Company became affiliated with News Corporation, the Company has entered into employment agreements with certain executive officers of DIRECTV or other members of senior management of the Company. Such employment agreements with the following four executive officers of DIRECTV expired at December 31, 2011: Bruce Churchill, President of DIRECTV Latin America, Pat Doyle, Executive Vice President and Chief Financial Officer, Larry Hunter, Executive Vice President and General Counsel, and Romulo Pontual, Executive Vice President and Chief Technology Officer. During 2011, the Compensation Committee, in consultation with DIRECTV’s Chief Executive Officer, Chief Human Resources Officer and General Counsel, and based on advice from the independent compensation consultant and independent counsel retained by the Compensation Committee, evaluated the desirability of continuing to maintain employment agreements. Based on that evaluation, the Compensation Committee determined that DIRECTV should generally allow existing employment agreements to expire and to establish the Plan as an alternative arrangement governing severance and non-compete provisions otherwise governed by such employment agreements.

The remaining employment agreements currently in effect with other executives and severance arrangements with those executives will continue to be governed by such agreements and not by the Plan. While it is currently the intent of the Company not to enter into new employment agreements or extend existing agreements, decisions regarding any such agreements, and eligibility for the Plan, will be made on a case-by-case basis.

A summary of the Plan is provided below and the Plan is attached hereto and incorporated herein as Exhibit 10.1. This description and the summary are qualified in their entirety by reference to the Plan. Capitalized terms not otherwise defined shall have the meaning provided in the Plan.

Plan Summary

The Plan has been adopted to provide severance benefits to certain senior executives of the Company and is intended to be a "welfare benefit plan" within the meaning of ERISA. Participation in the Plan is limited to those senior executives, each a Participant, who are designated by the Chief Executive Officer of DIRECTV or the Compensation Committee of the Board of Directors in the case of elected officers. To become a Participant, designated executives must execute Exhibit A to the Plan. In a few particular cases, Exhibit A may supplement the definition of Effective Termination to include a material adverse change in the executive’s reporting relationship or a relocation of place of employment outside the New York City metropolitan area.
The Plan represents the exclusive severance benefits provided to Participants by the Company and Participants shall not be eligible for any other Company severance benefits.
With limited exceptions, the Chief Executive Officer and the Compensation Committee, in the case of elected officers, may remove any Participant from participation in the Plan for the succeeding year by written notice delivered to the Participant no later than the October 31 immediately preceding the first calendar year for which participation shall cease.
Severance Payments
The Plan provides the following benefits in addition to payments required by law:

A.
Termination Due to Death. If the Participant’s employment is terminated due to the Participant’s death, the Participant’s successors in interest shall be entitled to the payment of the Participant’s Target Bonus for the year in which the Participant’s termination occurred, pro-rated for the months of service up to and including the month of termination.

B.	Termination Due to Disability. If the Participant’s employment is terminated due to the Participant’s

Disability, the Participant shall be entitled to the payment of (1) the Participant’s Target Bonus for the year in which the Participant’s termination occurred, pro-rated for the months of service up to and including the month of termination, and (2) monthly reimbursement of certain incurred medical premiums.

C.
Termination Without Cause and Effective Termination. If the Company terminates a Participant’s employment without Cause or a Participant terminates his or her employment due to an Effective Termination, in either case whether or not related to a Change in Control, then, the Participant shall be entitled to: (1) a bonus for the year in which the Participant’s termination occurred, pro-rated for the months of service up to and including the month of termination and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan, which is subject to Company performance and the other terms and conditions of the applicable bonus award; (2) a severance payment equal to the sum of the Participant’s then current Base Salary and Target Bonus; (3) vesting of equity awards as if the Participant had remained employed through the end of the calendar year in which the Participant’s employment is terminated or, if the employment is terminated in December of a year, for one additional calendar year; and (4) monthly reimbursement of certain incurred medical premiums.

D.
Voluntary Termination. If a Participant voluntarily terminates employment, including due to a resignation that may be deemed a retirement under the Company’s Pension Plan or any other benefit, bonus or stock plan, but excluding termination due to Effective Termination, such Participant shall be entitled to the payment of any earned but unpaid compensation and benefits in accordance with applicable law and the terms and conditions of the applicable plans and programs of the Company.

E.
Termination for Cause. If a Participant’s employment is terminated for Cause, such Participant shall be entitled only to the payment of any earned but unpaid compensation and benefits to the extent required by applicable law and no further compensation or benefits shall be payable except as required by applicable law or specifically provided under the terms and conditions of the applicable plans and programs of the Company.

Forbearance Payments
In addition to any severance benefits, the Company shall pay a Participant an amount equal to the sum of his or her Base Salary and Target Bonus, measured as of the date of such termination of employment, if: (1) the Participant’s employment with the Company is terminated without Cause, by Effective Termination, or if the Participant voluntarily terminates employment, and (2) for a period of one year after such termination the Participant complies with certain non-solicitation and non-compete requirements. However, in the case of a voluntary termination of employment due to resignation or retirement, the Chief Executive Officer (with the Compensation Committee’s approval with respect to a Participant who is an elected officer) may cancel the Participant’s eligibility for this payment within twenty (20) business days of the Company’s receipt of the Participant’s notice of resignation or retirement.
Additional Terms
To receive any benefits or forbearance payments, a Participant must execute a general release of claims and any applicable revocation period must have expired.
Payments under the Plan will be subject to all required taxes and are not deemed “compensation” for purposes of DIRECTV retirement plans, savings plans, and incentive plans. The Plan includes provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Section 409A of the Internal Revenue Code.
The Plan also provides for DIRECTV to pay the costs of counsel retained by a Participant to enforce his or her rights under the Plan if DIRECTV or a successor refuses to comply with its obligations under the Plan following a Change in Control. Such fees, if any, will be advanced by DIRECTV to the Participant subject to reimbursement if the Participant does not prevail in such action.
The Board of Directors or the Compensation Committee may amend or terminate the Plan in whole or part at any time. However, in certain circumstances, an amendment or termination of the Plan may provide a basis for a claim of Effective Termination. In addition, no adverse amendment or termination of the Plan with respect to any Participant, without his or her express written consent, may be effective during the two-year period immediately following a Change in Control or prior to a Change in Control if adopted in connection with such Change in Control.
Except as specifically provided, the benefits under the Plan replace and supersede any severance benefits, vesting acceleration, or non-competition/forbearance agreements previously established for any Participant, whether set forth in an employment agreement, severance arrangement or otherwise.
The Plan also establishes a process for claims made under the Plan and provides for binding arbitration of any disputes under the Plan.
Amounts payable under the Plan shall be payable from the general assets of the Company and no special or separate reserve, fund or deposit shall be made to assure payment of such amounts. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of participation in the Plan.
The Plan does not include any tax gross-up or other tax indemnity relating to payments made to Participants under the Plan in the event of a Change in Control or otherwise. The Plan also does not provide that any Participant is entitled to benefits under the Plan merely on account of the occurrence of a Change in Control, but instead requires that a Participant be terminated without Cause by the Company or have an Effective Termination because of actions taken by the Company as a required condition to receive any benefits under the Plan. The Compensation Committee believes that requiring such a “double trigger” to receive benefits is fair to the Participants but protective of the Company and its shareholders.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	DIRECTV Executive Severance Plan Document and Summary Plan Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: January 25, 2012	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	DIRECTV Executive Severance Plan Document and Summary Plan Description